 Kenne Ruan, CPA, P.C.
40 Hemlock Hollow Road
Woodbridge, Connecticut 06525

August 13, 2008

Securities and Exchange Commission
100 F Street
Washington, DC 20549

Dear Sir/Madam

We have read Item 4.01 of the Form 8-K/A for Axcess Medical Imaging Corporation (f/k/a Firstway Enterprises, Inc.) and we agree with the statements made therein.

By:	/s/ Kenne Ruan, CPA, P.C.
Kenne Ruan, CPA, P.C.